CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement Form F-3 (No. 333-137055) of our report dated March 14, 2008 relating to the consolidated financial statements, which appear in Peace Arch Entertainment Group Inc.’s Annual Report on Form 20-F for the year ended August 31, 2007.

We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP

Vancouver, Canada

March 31, 2008